Exhibit 32.2

Certification of Principal Financial Officer to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Cepheid (the “Company”) on Form 10-K/A for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew D. Miller, as Principal Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 1, 2009

/S/ ANDREW D. MILLER
Andrew D. Miller
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.